UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

July 25, 2013

MAGELLAN HEALTH SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-6639	58-1076937
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

55 NOD ROAD
AVON, CONNECTICUT	06001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 507-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Matters

Magellan Health Services, Inc. (the “Company”) provided an update on its Maricopa County contract protest.

Background:

As previously reported, on April 3, 2013, Magellan Health Services, Inc. (the “Company”) announced that it had filed a formal protest regarding the State of Arizona’s decision to award the Regional Behavioral Health Authority (“RBHA”) in GSA6 (Maricopa County) contract (the “Contract”) to another vendor.  The RBHA contract is for the management of the publicly funded behavioral health system that delivers mental health, substance abuse and crisis services for approximately 680,000 eligible adults, youth, and children as of March 31, 2013, and includes an integrated behavioral and physical health care system for a small number of individuals with Serious Mental Illness. On April 17, 2013, the Arizona Department of Health Services denied the Company’s protest.  On May 9, 2013 the Company filed an appeal of the denial of its protest (the “Appeal”) with the Arizona Department of Administration (“ADOA”), the agency responsible for considering appeals of procurement protest denials.

As also previously reported, the Company filed with the ADOA a motion to stay the award and implementation of the Contract pending a decision on the Appeal. On May 21, 2013, the ADOA granted the Company’s motion and issued a stay of the award and implementation of the Contract pending resolution of the Appeal by the ADOA (the “Stay”). The ADOA’s decision on the Stay was not a decision on the merits of the Appeal. On May 21, 2013, the winning bidder for the Contract filed a motion to vacate the Stay, asking the ADOA to eliminate the Stay. The Arizona Health Care Cost Containment System (the “Arizona Medicaid Agency”) and the Arizona Department of Health Services (the agency that administered the award of the Contract) also subsequently filed requests with the ADOA to reconsider and vacate the Stay.  On June 13, 2013 the ADOA ruled that the Stay will remain in effect and referred Magellan’s appeal for a hearing before an independent administrative law judge in the Arizona Office of Administrative Hearings. The hearing was previously scheduled to begin on August 12, 2013.

Update:

I.                                        Hearing: The Company has been notified by the Administrative Law Judge in the Arizona Office of Administrative Hearings that the hearing previously scheduled to begin on August 12, 2013 has been rescheduled for September 18, 2013 through September 26, 2013.

II.                                   Stay: The Company has also been notified that the ADOA, in response to a renewed request to lift or clarify the Stay by the Arizona Department of Health Services and the Arizona Medicaid Agency, clarified the Stay and stated: “The stay is not intended to excuse, prevent or delay activities under the current RBHA contract for transition “out” activities, or for implementing the integrated health care model, regardless of the vendor ultimately awarded the new RBHA contract. Nor should the stay be interpreted to relieve any party of the duties under the existing RBHA contract, including without limitation the obligation to cooperate in good faith to meet the State’s obligations to its seriously mentally ill population. In particular, the stay should not be interpreted to relieve Magellan of any duties it might have under the current RBHA contract to meet obligations or perform any activities, deliver any property or provide any information or records.”   The Company will cooperate with the Arizona Department of Health Services to the extent required by the ADOA clarification and under its existing RHBA contract.  The Stay of the contract award to the winning bidder remains in effect.

There is no assurance that the Company will prevail on the Appeal or that the Stay, as clarified, will remain in effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN HEALTH SERVICES, INC.

Date: July 30, 2013	By:	/s/ Jonathan N. Rubin
Name: Jonathan N. Rubin
Title: Executive Vice President and Chief Financial Officer